UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - October 20, 2002
(Date of earliest event reported)

QUESTAR PIPELINE COMPANY
(Exact name of registrant as specified in charter)

STATE OF UTAH (State of other jurisdiction of incorporation or organization)	0-14147 (Commission File No.)	87-0307414 (I.R.S. Employer Identification No.)

P.O. Box 45360, 180 East 100 South Street, Salt Lake City, Utah 84145-0360
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2400

                                  Not Applicable
(Former name or former address, if changed since last report)

           Item 2.  Acquisition or Disposition of Assets

           On October 20, 2002, Questar Pipeline Company ("Questar Pipeline") and its affiliates Questar Corporation ("Questar") and Questar TransColorado, Inc. ("QTC") executed a purchase agreement to sell QTC to Kinder Morgan, Inc. (Kinder Morgan) and its affiliates KN Interstate Gas Transmission Company and KN TransColorado, Inc. ("KNTC") for $105.5 million. QTC currently owns a 50 percent interest in the TransColorado pipeline project. The purchase agreement also contains covenants not to sue, tax allocation and indemnification provisions in addition to a requirement obligating the Questar group to request that the trial court's judgment entered against the Kinder Morgan entities be vacated.

           The purchase agreement between the partners in the TransColorado pipeline project ends a lengthy and complex litigation that was begun in June of 2000 when KNTC filed a lawsuit against QTC, Questar Pipeline and Questar. The lawsuit contained allegations that the Questar affiliates breached their fiduciary duties to the partnership and to KNTC by developing a plan to construct and operate a new pipeline that would compete with TransColorado and requesting that QTC's right to put its 50 percent interest in the project to KNTC be declared void and unenforceable and that the partnership be dissolved. The Questar defendants, in turn, filed a counterclaim against the Kinder Morgan entities seeking a declaratory judgment that the right to exercise the put is binding and enforceable.

           The parties negotiated the purchase agreement after the trial court issued an order dated August 26, 2002, affirming QTC's contractual right to exercise its put. See, Questar Pipeline's Current Report on Form 8-K dated August 26, 2002.

           The TransColorado pipeline is 292 miles in length, originates at a point on Questar Pipeline's system 25 miles east of Rangely in northwestern Colorado and ends at the Blanco hub in northwestern New Mexico. The purchase price was negotiated by the parties.

           Since Kinder Morgan's acquisition is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the actual sale, which is effective as of October 1, 2002, will not occur until the waiting period has expired or the necessary clearance is obtained. Questar Pipeline intends to use the proceeds, which will cover the recorded investment in the pipeline project as of the date of purchase, to pay off indebtedness.

Item 7. Financial Statements and Exhibits
Exhibit No.	Exhibit

10.1

Purchase Agreement dated October 20, 2002, by and among Kinder Morgan, Inc., KN TransColorado, Inc., and KN Interstate Gas Transmission Company, and Questar TransColorado, Inc., Questar Pipeline Company and Questar Corporation.

99.1	Press release dated October 21, 2002, announcing the settlement agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR PIPELINE COMPANY (Registrant)

October 21, 2002	/s/ D. N. Rose

D. N. Rose President and Chief Executive Officer

List of Exhibits:

Exhibit No.	Exhibit

10.1

Purchase Agreement dated October 20, 2002, by and among Kinder Morgan, Inc., KN TransColorado, Inc., and KN Interstate Gas Transmission Company, and Questar TransColorado, Inc., Questar Pipeline Company and Questar Corporation.

99.1	Press release dated October 21, 2002, announcing the settlement agreement.

Exhibit No. 10.1

Purchase Agreement

            This Purchase Agreement, dated October 20, 2002, to be effective as of October 1, 2002, is by and among Kinder Morgan, Inc., KN TransColorado, Inc., and Kinder Morgan Interstate Gas Transmission, LLC (f/k/a KN Interstate Gas Transmission Company, Inc.) (collectively "Kinder"), and Questar TransColorado, Inc., Questar Pipeline Company and Questar Corporation (collectively "Questar").

            WHEREAS, on June 15, 2000, KN TransColorado, Inc. filed a complaint against Questar in the District Court for County of Garfield, State of Colorado, before the Honorable Thomas Ossola (the "Court"), case number 00CV129. On June 22, 2001, Questar filed an Amended Answer and Counterclaim against Kinder in the same court, also case number 00CV129. Collectively these claims and counterclaims, and all such claims that could have been or were raised during the lawsuit between the parties, constitute the "Litigation," as that term is used in this Purchase Agreement.

WHEREAS, after conducting a trial on the Litigation, the Honorable Thomas Ossola entered a Judgment on August 26, 2002.

            WHEREAS, after a period of negotiations, the parties have decided to resolve the Litigation to avoid further business disruption and additional costs associated with the Litigation through a purchase of Questar Pipeline's stock in Questar TransColorado, Inc.

NOW, THEREFORE, the terms of this Purchase Agreement are as follows:

            1.      Subject to the terms and conditions set forth herein, Kinder shall pay $105,500,000 (the "Purchase Amount") to Questar Pipeline Company. Within three business days of the execution of this Purchase Agreement, the Purchase Amount shall be paid by wire transfer in immediately available funds into escrow (the "Escrow Account") at Wells Fargo Bank Northwest, N.A. ("Wells Fargo"), ABA No. 121-0002-48, account number 1038377, Attn: Corporate Trust Services, Ref: Questar/Kinder Morgan Escrow and Questar will deliver to Wells Fargo the Stock Assignment and Stock Power attached as Exhibit A to this Purchase Agreement, together with a stock certificate representing 100% of the ownership interest of Questar Pipeline Company in Questar TransColorado, Inc. The parties agree that in the event of the consummation of the transactions contemplated hereby by December 31, 2003, all interest earned on the money while in escrow shall be paid to Questar Pipeline Company upon release of the funds from the Escrow Account, provided that in the event the transactions contemplated hereby shall not have been consummated by December 31, 2003, the entire escrow and all interest earned thereon shall be paid to Kinder. The parties agree to execute an escrow agreement for Wells Fargo Bank, which will incorporate and carry forward the terms of this Purchase Agreement that are relevant to the Escrow Account.

            2.      For the purpose of conveying Questar TransColorado, Inc.'s stock to Kinder, as set forth in paragraph 3 below, the parties shall make any and all required filings, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), with a request for early termination of the thirty day requirement of the HSR Act, within five business days after execution of this Purchase Agreement, and shall promptly respond to any requests for additional information from either the Federal Trade Commission (the "FTC") or the Department of Justice (the "DOJ"). The parties shall cooperate in the preparation of, and coordinate, such filings, submissions and responses (including the exchange of drafts between each party's outside counsel) so as to reduce the length of any review periods. The parties shall take all reasonable actions to obtain early termination of the HSR Act waiting period, or if such early termination is not granted, then to take all reasonable actions to obtain approval by the FTC, DOJ or any other regulatory agency asserting jurisdiction over this transaction so that the waiting period under the HSR Act expires, or any other waiting period required by any governmental authority. The parties agree to share equally the cost of any filing fee required under the HSR Act. In the event the parties are unable to obtain the necessary governmental or regulatory approvals for the conveyance of Questar TransColorado, Inc.'s stock to Kinder by June 1, 2003, the parties agree to use reasonable best efforts to effectuate the intent of, and transactions contemplated by, this Purchase Agreement in a mutually satisfactory manner. The parties agree that the Garfield County, Colorado, District Court shall retain jurisdiction of Case No. 00CV129, until the terms of this Agreement have been fully performed. The parties agree that from after the date hereof, and through December 31, 2003, that each may file whatever pleadings necessary to preserve the Garfield County, District Court's jurisdiction in Case No. 00CV129, and will not object to the other party filing such pleadings. If the terms of this Agreement have not been fully performed by December 31, 2003, then the parties agree that if the Court has retained jurisdiction over case 00CV129, that the Court may consider and rule upon all motions pending as of the date of this Agreement. If the Court does not have jurisdiction at that time, the parties would resubmit all motions pending as of the date of this Agreement to Judge Ossola, or his successor, for his determination, waiving their right to trial by jury and waiving any right to appeal, the decision of the trial court in response to such resubmission being final and binding. If Judge Ossola, or his successor, declines to review and rule on the resubmitted pending motions, the parties agree to submit such motions to a panel of three arbitrators, one selected by each of the parties with the third arbitrator selected by the first two arbitrators selected to rule on the resubmitted motions, such arbitration to be conducted pursuant to the Rules of the American Arbitration Association. Any party may bring an action for breach of this Agreement.

            3.      Upon expiration or termination of any applicable waiting period (including any extended waiting period arising as a result of a request for additional information by either the DOJ or FTC,), or if such approval has been deemed to occur if there is no action taken by either federal agency within 30 days of the parties filing the necessary filings for such approval, or if another governmental authority has asserted jurisdiction over the transactions contemplated by this Purchase Agreement and either by action or acquiescence has permitted the transaction to go forward, in either event prior to December 31, 2003, and simultaneously with the release of the Purchase Amount and all accrued interest from escrow contemplated in paragraph 1 above, Wells Fargo shall convey Questar TransColorado, Inc.'s stock certificate and Questar Pipeline Company's Stock Assignment and Stock Power to an entity designated by Kinder, but not KN TransColorado, Inc. Kinder and its designee shall immediately change the name of the entity from "Questar TransColorado, Inc." to some other name not associated with Questar, and shall notify Questar of the name change within three business days after termination of the Escrow Account.

            4.      Questar represents and warrants as follows:

                    (a)      That it holds, and, upon delivery to Kinder of the Conveyance Document, to be delivered at the close of escrow, will transfer to Kinder good and marketable title to all of the issued and outstanding shares of the capital stock of Questar TransColorado, Inc. (the "Questar Stock"), free and clear of all liens, encumbrances, security interests, pledges and adverse claims and interests.

                    (b)      That the Questar Stock constitutes 100 percent of all outstanding ownership interests in and to Questar TransColorado, Inc. and Questar Pipeline Company owns such stock free and clear of all liens, encumbrances, security interests, pledges and adverse claims and interests.

                    (c)      That Questar TransColorado, Inc. owns a 50% general partnership interest in TransColorado Gas Transmission Company free and clear of all liens, encumbrances, security interests, pledges and adverse claims and interests, and conducts and has conducted no operations, and has no liabilities, other than those relating to the ownership of its partnership interest in TransColorado Gas Transmission Company.

            5.      During the pendency of this Agreement, during the pendency of any post-trial motions, whether before Judge Ossola or the American Arbitration Association, and during the pendency of any Rule 62(b) stay, Kinder Morgan, Inc. agrees to irrevocably guarantee the August 26, 2002, Judgment to the extent required by Judge Ossola's October 11, 2002, Order. Should Kinder appeal, Questar reserves the right to seek the requirement of a supersedeas bond.

            6.      The parties agree that Section 10.6 of the Partnership Agreement between KN TransColorado, Inc. and Questar TransColorado, Inc., as Amended and Restated July 1, 1997 (the "Partnership Agreement"), is and will remain in full force and effect as follows (as edited to account for the exercise of the notice provision pursuant to the Partnership Agreement):

Kinder will defend, indemnify and hold Questar and their respective officers, directors, employees, agents, parent companies, Affiliates [as defined in the Partnership Agreement] and subsidiaries, harmless against all claims, damages (including consequential damages), judgments, causes of action, legal liability, attorneys' fees, accountants' fees and court costs and all costs of debt, including, but not limited to, interest and principal arising out of, in connection with, or in any way related to the Partnership [as defined in the Partnership Agreement], whether fixed, occurring or coming due, after Questar's notice to Kinder, given on December 31, 2000, to sell its Partnership interest to Kinder, except for those claims, damages, judgments, causes of action, legal liability, attorneys' fees, accountants' fees, court costs and costs of debt, that are due to the gross negligence, recklessness or intentional misconduct of Questar and their respective officers, directors, employees, agents, parent companies, Affiliates [as defined in the Partnership Agreement] and subsidiaries. Further, this indemnification survives the Partnership Agreement and shall exist until the end of the applicable statute of limitations period.

            7.      The parties agree that TransColorado Gas Transmission Company made a cash distribution of $8,000,000 to the partners in June 2002. The parties agree that there is no obligation on any party's part to pay back to TransColorado Gas Transmission Company or any other party any portion of such distribution. The parties likewise agree that TransColorado Gas Transmission Company is, as of the effective date of this Purchase Agreement, in possession of cash to which the partners in TransColorado Gas Transmission Company, including Questar TransColorado, Inc., might otherwise, but for this Agreement, claim they may be entitled. The parties agree that upon the release of the Purchase Amount from the Escrow Account, Questar forever relinquishes any right to such cash in TransColorado Gas Transmission Company, and that such cash may be distributed to KN TransColorado, Inc. and/or Kinder or its designee.

            All federal and state income taxes ("Taxes") assessed against, imposed on or relating to TransColorado Gas Transmission Company, with respect to the 2002 tax year shall be allocated between Questar and Kinder in accordance with the following:

                    (a)      All Taxes that would be due and payable with respect to the TransColorado Gas Transmission Company for the period beginning on January 1, 2002 and ending on June 1, 2002, shall be allocated equally between Questar and Kinder; and

                    (b)      All Taxes attributable to the TransColorado Gas Transmission Company for the 2002 tax year that are not allocated to Questar pursuant to the immediately preceding subsection (a) and all Taxes attributable to the TransColorado Gas Transmission Company for any tax year after the 2002 tax year shall be allocated to Kinder.

                    (c)      The parties agree that Kinder shall bear the burden for, and realize the benefits of, any and all tax losses and/or tax gains arising after June 1, 2002.

            Each party shall pay on or before the applicable due date, all Taxes allocated to it pursuant to the provisions set forth above. If either party is required pursuant to law to pay any Taxes allocated to the other party, or otherwise recognize a tax gain or loss with respect to Taxes allocated to the other party, the other party shall promptly upon demand reimburse the party that paid such Taxes for the amount so paid, including any penalties and interest relating thereto or otherwise compensate the party for such tax gain or loss. If either party fails to pay, when due, any Taxes allocated to it, such party shall indemnify, defend and hold harmless the other party from any and all claims, costs, losses or causes of action against or incurred by such other party as the result of such failure.

            8.      Within three business days of the execution of this Purchase Agreement, the parties agree to notify the Court that the Litigation has been resolved. The parties agree that the Court will retain jurisdiction for post-trial motions and appeals through the applicable statutory periods. Upon release of the Purchase Amount from escrow, together with any accrued interest thereon, to accommodate Kinder, Questar agrees to file a Motion and Stipulation to Vacate the Judgment with the District Court, County of Garfield, State of Colorado, in matter number 00CV129. Upon completion of the transaction contemplated by this Agreement, the parties agree to terminate the Litigation and not seek any appeals before any state or federal court or agency. The parties agree that upon consummation of the transactions contemplated hereby, the August 26, 2002, Findings of Fact, Conclusions of Law and Judgment shall have a res judicata and collateral estoppel effect by and among themselves, and the parties agree to waive any and all claims that were asserted or attempted in the Complaint, Trial Management Order or otherwise in the Litigation, or that could have been asserted or attempted out of the same subjects, transactions, or occurrences by the parties.

            9.      Except as provided for in paragraph 4 of this Purchase Agreement and to enforce the terms of this Purchase Agreement, the parties for and on behalf of themselves, TransColorado Gas Transmission Company, and any and all affiliates, subsidiaries, directors, officers, employees, successors or assigns, covenant not to make claims or otherwise enter into litigation against each other, or any subsidiary of the parties, concerning the subject matter of the Litigation, or concerning claims that were asserted or attempted in KN TransColorado, Inc.'s Complaint, Questar's Counterclaim, the Trial Management Order entered by the Honorable Thomas Ossola on March 28, 2002, or claims that could have been asserted or attempted arising out of the same or similar subjects, transactions or occurrences related to the Litigation.

10. The parties agree to cooperate as to all aspects of this transaction.

            11.      The parties each represent and acknowledge that, in executing this Purchase Agreement, they do not rely and have not relied upon any representation or statement made by the other parties (except as expressly set forth herein) or by any agents or representatives of the other parties with regard to the subject matter, basis, or facts of this Purchase Agreement. This Purchase Agreement contains the entire agreement of the parties and shall not be amended or modified, except in writing signed by all of the parties hereto.

12. This Purchase Agreement shall be governed under and construed in accordance with the laws of the State of Colorado.

            13.      This Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument. This Purchase Agreement shall be considered executed when each party has executed at least one counterpart of this Agreement. The parties agree that signatures obtained by facsimile machine are valid as if original signatures.

In witness whereof, the parties hereto have executed this Purchase Agreement, to be effective October 1, 2002.

Kinder Morgan, Inc., f/k/a KN Energy, Inc.	Questar Corporation

By /s/ Joseph Listengart	By /s/ D. N. Rose

Joseph Listengart	D. N. Rose

Its Vice President and Secretary	Its Executive Vice President

Date October 20, 2002	Date October 20, 2002

KN TransColorado, Inc.	Questar TransColorado, Inc.

By /s/ Joseph Listengart	By /s/ D. N. Rose

Joseph Listengart	D. N. Rose

Its Vice President and Secretary	Its President and CEO

Date October 20, 2002	Date October 20, 2002

Kinder Morgan Interstate Gas Transmission, LLC (f/k/a KN Interstate Gas Transmission Company)	Questar Pipeline Company

By /s/ Joseph Listengart	By /s/ D. N. Rose

Joseph Listengart	D. N. Rose

Its Vice President and Secretary	Its President and CEO

Date October 20, 2002	Date October 20, 2002

Exhibit No. 99.1

Press Release

            Questar Corp. (NYSE:STR) today announced an agreement to sell its interests in the TransColorado Pipeline to Kinder Morgan, Inc. and affiliates for $105.5 million.

            The sales agreement -- which is effective Oct. 1, 2002 -- is subject to review under the Hart-Rodino-Scott Antitrust Improvement Act of 1976. The actual sale is expected to occur before year end.

            Affiliates of Questar and Kinder Morgan were co-owners of the TransColorado Pipeline, a 300-mile natural gas pipeline that extends from northwestern Colorado to northern New Mexico. Questar exercised a contractual right in 2001 to put to a Kinder Morgan affiliate its 50% ownership interest in the TransColorado project. Following lengthy legal proceedings, a Colorado court in August 2002 issued a judgement upholding Questar's right to exercise the put option.

            D.N. Rose, President and CEO of Questar Pipeline, said "This is a good outcome for us. It allows us to cover our recorded investment and put the matter behind us without further litigation."

            Proceeds from the sale will be used to retire Questar Pipeline debt.